EXHIBIT 10.16 - MILAGRO AGREEMENT

                                    AGREEMENT

THIS AGREEMENT made the 12th day of October, 1999

BETWEEN:

     COMPANIA MINERA FREMONT S.C.M., a company duly organized under the laws of the Republic of Chile and having its chief place of business at Callo 2970, Of. 907, Las Condes, Santiago, Chile

     (hereinafter referred to as "Fremont")

                                                               OF THE FIRST PART

AND:

     CERRO DORADO, INC., a Florida company duly continued under the laws of the State of Nevada and having its chief place of business at 1399 South 700 East # 17, Salt Lake City, in the State of Utah

     (hereinafter referred to as "Cerro Dorado")

                                                              OF THE SECOND PART

WHEREAS:

A. Fremont are the holders of an option to acquire from Sali Hochschild S.A., a seventy percent (70%) interest in and to the Milagro Claims 1-20, the Santa Rosa Claims 1-20 and the Leonor Claims 1-3 all located in Region III, Chile, acquired by Fremont pursuant to an agreement dated May 18, 1999, under the terms therein contained, which claims are detailed as an exhibit to the said agreement, a copy of which together with exhibits is attached hereto as Schedule "A" (hereinafter referred to as the "Option");

B. By letter of intent dated October 1, 1999 Fremont (through its affiliate, Fremont Gold Corporation) agreed to assign to Cerro Dorado all of its rights and interests in the Option in consideration of the delivery by Cerro Dorado to Fremont of one hundred thousand (100,000) shares of Cerro Dorado;

C.   Cerro Dorado are desirous of acquiring the Option from Fremont;

NOW THEREFORE this agreement witnesseth that in consideration of the mutual covenants and agreements contained herein the parties agree with each other as follows.

1. Fremont hereby assigns, sells and transfers to Cerro Dorado all of its right, title and interest in and to the Option and all benefits and advantages to be derived therefrom in consideration of the payment by Cerro Dorado to Fremont in consideration of the delivery by Cerro Dorado to Fremont of one hundred thousand (100,000) common shares of Cerro Dorado.

2. Cerro Dorado shall cause the one hundred thousand shares of Cerro Dorado to be issued in the name of Fremont so soon after execution of this Agreement as is practicable. The parties acknowledge that the shares may contain a restrictive legend as to trading.

3.   Fremont hereby warrants and represents to Cerro Dorado:

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EXHIBIT 10.16 - MILAGRO AGREEMENT


     (a) that notwithstanding any act by Fremont, the Option is a good, valid and subsisting option;

     (b) that any payments required to be made pursuant to the Option have been duly paid;

     (c) that all covenants contained in the Option have been duly performed by Fremont to the date hereof.

4. Fremont hereby warrants and represents to Cerro Dorado that with respect to the claims which are the subject of the Option:

     (a) They are free and clear of all liens, charges and encumbrances of any kind whatsoever;

     (b)  They have been validly staked, located and recorded;

     (c) They are in good standing with respect to filings in accordance with all applicable laws and regulations of the Republic of Chile;

     (d) All taxes, charges and assessments have been paid in full as are required to be paid under all applicable laws of the Republic of Chile;

     (e) Except as provided in this Agreement, no person, firm, corporation or other entity has any form of right to acquire, explore, develop or otherwise exploit the claims;

     (f) There are no adverse claims or challenges to the ownership of or title to the claims;

     (g) There are no outstanding agreements or options to acquire or purchase the claims or any portion thereof;

     (h) No person or entity other than Sali Hochschild S.A. has any Net Smelter Returns Royalty or other interest whatsoever in the production from the property which is the subject of the claims;

     (i) The consummation of this transaction will not conflict with or result in any breach of any indenture, agreement or other instrument whatsoever to which Fremont is a party or by which they are bound or to which they or the claims may be subject.

5. Fremont hereby covenants and agrees that it shall be lawful for Cerro Dorado to peaceably hold and enjoy the interest hereby assigned without any interruption by Fremont or any person claiming under Fremont, free from all charges and encumbrances.

6.   Cerro Dorado does hereby covenant and agree with Fremont:

     (a) that Cerro Dorado will pay any and all payments required to be made pursuant to the Option and will perform and observe the covenants and conditions contained in the said Option;

     (b) that Cerro Dorado will indemnify and save harmless Fremont from and against all cost, charges, losses, expenses or suits in respect of non-payment or non-observance of any covenants or conditions in the Option.

7. The parties acknowledge that this Agreement is subject to the prior consent and approval of Sali Hochschild S.A. and both parties covenant and agree to use their best efforts to obtain such consent and approval and to execute such further and other assurances as may be required to effect such consent and approval.

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EXHIBIT 10.16 - MILAGRO AGREEMENT


8. This Agreement is subject to G.X.K. Ventures Inc., a British Columbia company, subscribing for a private placement in Fremont Gold Corporation, a Delaware company, in the amount of $50,000.00. The subscription shall be made concurrently with these presents.

9. The parties further acknowledge that this Agreement is also subject to the terms and conditions contained in the agreement dated 18 May, 1999 and made between Sali Hochschild S.A. and Fremont.

10. Neither party shall sell, assign or transfer its rights or beneficial interests in this Agreement without the consent of the other party, such consent not to be unreasonably withheld, except to an affiliate or wholly owned subsidiary of the assignor provided that such affiliate or subsidiary shall provide a guarantee, in a form satisfactory to the other party and to Sali Hochschild, of the obligations of that affiliate or subsidiary under this Agreement. Any assignment shall be subject to the assignee entering into an agreement in form and substance satisfactory to counsel for the other party, to be bound by this Agreement.

11. In the event that Cerro Dorado shall receive an offer to purchase or transfer its rights or beneficial interest hereunder from a party other than an affiliate or wholly owned subsidiary Cerro Dorado covenants and agrees that it shall not assign, sell or transfer its rights or beneficial interests unless the rights and interests are first offered for sale to Fremont upon the same terms and conditions contained in a bona fide written offer to Cerro Dorado.

12. Fremont shall have fifteen days from the date of receipt of such written offer to elect to acquire the said rights and beneficial interests and if Fremont shall not exercise its rights hereunder the said rights and beneficial interests may for a period of thirty days (30) days thereafter be disposed of by Cerro Dorado to the person identified in and upon the same terms and conditions set forth in the offer, but not otherwise, and failing disposal as aforesaid, the provisions of this Agreement shall apply again.

13. Cerro Dorado hereby covenants and agrees that it shall be bound by the terms and conditions contained in the Option.

14. Each of the parties warrants and represents for itself that it has read this Agreement and understands its contents, and that this Agreement is executed voluntarily with full knowledge of the consequences and implications of the obligations and rights of the other party in this Agreement. Each party warrants and represents for itself that it has had an opportunity to review this Agreement and to be represented by independent legal counsel of its choice during the negotiations which preceded execution of this Agreement and in connection with the preparation and execution of this Agreement and in fact have retained independent legal counsel for the purposes aforementioned.

15. This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the State of Nevada and the Federal Laws of the U.S.A. applicable therein (but without giving effect to any conflict of law rules). The parties agree that the courts of Nevada shall have the jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party attorns to the jurisdiction of the courts of the State of Nevada.

16.  Time shall be of the essence of this Agreement.

17. This Agreement contains the whole agreement between the parties in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth in this Agreement and this Agreement supersedes all of the terms of any written or oral agreement or understanding between the parties.

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EXHIBIT 10.16 - MILAGRO AGREEMENT


18. This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of them and, as applicable, their heirs, executors, administrators, successors and assigns.

19. Each of the parties will, on demand by another party, execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such further acts and things as the other may reasonably require to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to assure the completion of the transactions contemplated hereby.

20. No amendment, modification, supplement, termination or waiver of any provision of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

21. Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses, including goods and services taxes on such fees and expenses, incurred by each in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated hereby and the other matters pertaining hereto.

22. This Agreement may be executed in any number of counterparts or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart or facsimile.

23. Neither party shall sell, assign or transfer its rights or beneficial interests in this Agreement without the consent of the other party, such consent not to be unreasonably withheld, except to an affiliate or wholly owned subsidiary of the assignor provided that such affiliate or subsidiary shall provide a guarantee, in a form satisfactory to the other party and to Sali Hochschild S.A. of the obligations of that affiliate or subsidiary under this Agreement. Any assignment shall be subject to the assignee entering into an agreement in form and substance satisfactory to counsel for the other party, to be bound by this Agreement.

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IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.


Executed by Compania Minera Fremont S.C.M.
in the presence of its duly authorized signatory:


/s/ Michael J. Hopley
------------------------------------
Authorized Signatory



Executed by Cerro Dorado, Inc. in the
presence of its duly authorized signatory:


/s/ Authorized Signatory
------------------------------------
Authorized Signatory